UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2009

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 13, 2009, News America Incorporated ("News America"), a subsidiary of News Corporation, a Delaware corporation (the "Company"), closed the private placement of $700 million of 6.90% Senior Notes due 2019 at the issue price of 99.944% and $300 million of 7.85% Senior Notes due 2039 at the issue price of 99.592% (together, the "Notes"). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in accordance with Regulation S under the Securities Act.

The Notes were sold pursuant to the Amended and Restated Indenture, dated as of March 24, 1993, as supplemented (the "Indenture"), by and among News America, the Company, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

The following events are defaults under the Indenture: (a) failure to pay the principal of (or premium, if any, on) the applicable series of Notes when due; (b) failure to pay any interest installment on the applicable series of Notes when due, if such failure continues for 30 days; (c) failure of News America, the Company or any Restricted Subsidiary (as defined in the Indenture) to perform any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities (as defined in the Indenture) other than the Notes), which continues for 60 days after written notice; (d) certain events of bankruptcy, insolvency or reorganization; (e) an event of default on any other Indebtedness (as defined in the Indenture) for borrowed money of the Company or any of its Restricted Subsidiaries having an aggregate amount outstanding in excess of $100 million which has caused the holders thereof to declare such Indebtedness due and payable in advance of its scheduled maturity; (f) failure to pay at stated maturity (and the expiration of any grace period) any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries in excess of $100 million; and (g) final judgments for the payment of money which in the aggregate exceed $250 million rendered against the Company or any Restricted Subsidiary by a court which remain unstayed or undischarged for a period of 60 days. In addition, within 15 days after the occurrence of a change of control triggering event (as defined in the Indenture), News America will be required to make an offer to purchase each series of the Notes at a purchase price equal to 101% of the aggregate principal amount of such series, plus accrued interest, if any, to the date of purchase.

Each series of the Notes are redeemable, as a whole or in part, at News America's option, at any time or from time to time, upon mailed notice to the registered address of each holder of such series of Notes at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the series of Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Notes) on such series of Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 50 basis points. Accrued interest will be paid to the date of the redemption.

The Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

In connection with the offering of the Notes, on February 13, 2009, News America, the Company and J.P. Morgan Securities, as the initial purchaser, entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement provides that (i) unless the exchange offer would not be permitted by applicable law or the Securities and Exchange Commission's (the "Commission") policy, the Company will file the exchange offer registration statement with the Securities and Exchange Commission (the "Commission") on or prior to 90 days after the Notes were originally issued (the "Issue Date"), (ii) unless the exchange offer would not be permitted by applicable law or the Commission's policy, the Company will use its reasonable best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 180 days after the Issue Date, (iii) unless the exchange offer would not be permitted by applicable law or the Commission's policy, the Company will commence the exchange offer and use its reasonable best efforts to issue, on or prior to 225 days after the Issue Date, exchange notes, in exchange for all Notes tendered prior thereto in the exchange offer. In addition, under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes.

If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the exchange offer is required to be consummated under the Registration Rights Agreement and the Company fails to issue exchange notes in exchange for all Notes properly tendered and not withdrawn in the exchange offer within 45 days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (iv) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with the exchange offer or resales of registrable securities, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company shall pay as liquidated damages additional interest ("Additional Interest") on the Notes as to which the Registration Default exists as set forth herein. If a Registration Default exists with respect to the notes of a series, the interest rate on such registrable securities of such series will increase, with respect to the first 90 day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, .25% per annum. The amount of liquidated damages will increase by an additional .25% per annum at the beginning of each subsequent 90 day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum. Following the cure of the Registration Default, Additional Interest as a result of the Registration Default shall cease to accrue (but any accrued amount shall be payable) and the interest rate on the applicable Notes will revert to the original rate if no other Registration Default has occurred and is continuing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION

Date: February 13, 2009	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel